CONTACT:	Daniel L. Warfel, Chief Financial Officer Omega Financial Corporation, (814) 231-5778

HEADLINE: OMEGA FINANCIAL CORPORATION COMPLETES MERGER WITH SUN BANCORP, INC.

FOR IMMEDIATE RELEASE – OCTOBER 1, 2004 —

State College, PA, October 1/PRNewswire — FirstCall/—Omega Financial Corporation (“Omega”) (NASDAQ:OMEF), a diversified financial service company headquartered in State College, PA offering banking, insurance, investments, wealth management and trust services, announced today that it has completed the merger of Sun Bancorp, Inc. (“Sun”) (NASDAQ:SUBI) into Omega. Prior to the merger, Sun was the parent company of SunBank as well as several other financial services and insurance subsidiaries. Following the merger of Sun into Omega, SunBank, which operates financial centers in the central Pennsylvania counties of Dauphin, Luzerne, Lycoming, Snyder, Union, Clinton and Northumberland, was merged into Omega’s banking subsidiary, Omega Bank. SunBank has retained its name and will operate as a division of Omega Bank.

“This is an important strategic acquisition for us,” stated David B. Lee, Chairman and Chief Executive Officer of Omega. “Because Sun Bank and Sun’s other subsidiaries served a number of markets not served by Omega, the acquisition of Sun’s operations will complement and broaden our existing customer base in central Pennsylvania.”

In the merger of Sun into Omega, Sun shareholders will receive either 0.664 shares of Omega common stock for each share of Sun common stock or $23.25 in cash for each share held, depending on shareholder elections and subject to the allocation provisions of the merger agreement. Under the terms of the merger agreement, 20% of Omega common stock will be exchanged for cash and 80% of the outstanding Sun stock will be exchanged for Omega common stock. This transaction is expected to be accretive to Omega’s earnings per share by the end of the first full year of combined operations.

In connection with the transaction, the Boards of Directors of Omega and Omega Bank have each appointed Robert A. Hormell, Maureen M. Bufalino and Dennis J. Van, who were former directors of Sun, to serve as directors of Omega and Omega Bank. Robert J. McCormack, former President and Chief Executive Officer of Sun, has chosen to leave the organization to pursue other interests.

This news release contains certain forward-looking statements about the proposed merger within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding the anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” These forward-looking statements are based upon the current beliefs and expectations of Omega Financial Corporation’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the company’s control. In addition, these forward-looking statements are subject to the assumptions set forth below with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. Omega Financial Corporation does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (1) competitive pressure among depository institutions increases significantly; (2) costs related to the integration of the business of Sun Bancorp, Inc. into Omega Financial Corporation are greater than expected; (3) operating costs, customer losses and business disruption following the merger may be greater than expected; (4) adverse governmental or regulatory policies may be enacted; (5) changes in the interest rate environment reduces interest margins; (6) general economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; (7) legislation or regulatory requirements or changes adversely affect the business in which the combined company will be engaged; and (8) changes may occur in the securities market.